                                                                 EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of L-3 Communications Holdings, Inc. and subsidiaries (the
"Company") of our report dated January 27, 2004, except for Note 18, as to which the date is November 11, 2004, relating to the financial statements of the
Company, which appears in the Company's Current Report on Form 8-K dated
November 11, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
November 11, 2004